                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                  THE MIDDLEBY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------
Notes:

                            THE MIDDLEBY CORPORATION
                 ---------------------------------------------

                               2850 W. GOLF ROAD
                                   SUITE 405
                        ROLLING MEADOWS, ILLINOIS 60008

                                                               April 7, 2000

Notice of Annual Stockholders Meeting:

You are hereby notified that the Annual Meeting of Stockholders of The Middleby Corporation (the "Company") will be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m., local time, on Thursday, May 11, 2000, for the following purposes:

1.  To elect ten directors to hold office until the 2001 Annual Meeting.

2. To consider a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 30, 2000.

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

You are urged to attend the Meeting in person. Whether or not you expect to be present in person at the Meeting, please vote, sign and date the enclosed proxy and return it in the envelope provided.

                                          By Order of the Board of Directors

                                          DAVID B. BAKER
                                          SECRETARY

                            THE MIDDLEBY CORPORATION
                 ---------------------------------------------

                               2850 W. GOLF ROAD
                                   SUITE 405
                        ROLLING MEADOWS, ILLINOIS 60008

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 11, 2000
                                PROXY STATEMENT
                                    GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois, at 10:30 a.m. local time, on Thursday, May 11, 2000, for the purposes set forth in the accompanying Notice of Meeting. The Proxy Statement, the form of proxy included herewith and the Company's Annual Report to Stockholders for the fiscal year ended January 1, 2000 are being mailed to stockholders on or about April 7, 2000.

Stockholders of record at the close of business on March 31, 2000 are entitled to notice of and to vote at the Meeting. On such date there were outstanding 10,190,721 shares of common stock, par value $.01 per share, of the Company ("Common Stock"). The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the record date.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted FOR the election of all nominees named under the caption "Election of Directors" as set forth therein as directors of the Company and FOR the ratification of the selection of Arthur Andersen LLP as Independent Auditors for the fiscal year ending December 30, 2000. Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Rolling Meadows address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and their transactions with the Company is based upon information received from each individual as of March 31, 2000.

                      HOLDINGS OF STOCKHOLDERS, DIRECTORS
                             AND EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2000, the name, address and holdings of each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, and the amount of Common Stock beneficially owned by each of the directors and executive officers of the Company and by all directors and executive officers of the Company as a group.

                                                      AMOUNT AND
                   NAME OF                            NATURE OF              PERCENT
              BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP        OF CLASS
William F. Whitman, Jr.                         1,943,571 shares(1)            19.0%
The Middleby Corporation
2850 W. Golf Road, Suite 405
Rolling Meadows, IL 60008

Robert R. Henry                                 1,638,125 shares(2)(3)         16.1%
Robert Henry & Co., Inc.
P.O. Box 115
Far Hills, NJ 07931

Laura B. Whitman                                  453,625 shares(3)(4)          4.4%

David P. Riley                                    331,545 shares(5)             3.2%

A. Don Lummus                                     148,300 shares(6)             1.5%

Selim A. Bassoul                                  102,105 shares(7)             1.0%

Sabin C. Streeter                                  26,000 shares                   (8)

John R. Miller III                                 26,000 shares                   (8)

Philip G. Putnam                                   18,000 shares(3)                (8)

Joseph G. Tompkins                                 22,000 shares(3)                (8)

Robert L. Yohe                                     45,000 shares(3)                (8)

David B. Baker                                      8,415 shares(9)                (8)

John Hastings                                      45,147 shares(10)               (8)

Dimensional Fund Advisors, Inc.                          780,544(11)            7.6%
1299 Ocean Avenue, 11(th) Floor
Santa Monica, CA 90401

Brinson Partners, Inc.                                   509,554(12)            5.0%
209 S. LaSalle St.
Chicago, IL 60604-1295

All directors and executive                     4,462,686 shares               43.3%
officers of the Company                        (2)(3)(4)(5)(6)(7)(8)(9)(13)

--------------------------------------------------------------------------------

NOTES:

1. Does not include 1,537,125 shares owned by the trusts described in Note (2) below, as to which Mr. Whitman disclaims beneficial ownership. Includes 255,300 shares owned by Mr. Whitman's spouse. Also included are 40,000 shares of Common Stock deemed issued upon exercise of stock options granted in February 1998.

2. Includes 1,537,125 shares of Common Stock held by Mr. Henry as trustee under trusts as follows: (a) 1,255,875 shares for the benefit of Mr. Whitman's two adult children, W. Fifield Whitman III and

    Laura B. Whitman (218,625 shares owned by a trust for the benefit of Laura
    B. Whitman and 437,250 shares owned by a trust for the benefit of W. Fifield Whitman III, and 300,000 shares owned by each of two other trusts, one of which Laura B. Whitman is co-trustee and the other of which W. Fifield Whitman III is co-trustee--See Note (4) below), and (b) 281,250 shares for the benefit of Mr. Whitman's spouse. Mr. Henry disclaims beneficial ownership of these shares.

3. Includes 15,000 shares of Common Stock deemed issued upon exercise of stock options granted in February 1996.

4. Includes 300,000 shares owned by a trust for the benefit of Laura B. Whitman of which Mr. Henry and Ms. Whitman are co-trustees; these shares are also included in the shares owned by Mr. Henry as trustee as described in Note (2) above. Does not include other shares owned by Mr. Henry as trustee for the benefit of Ms. Whitman described in Note (2) above.

5. Includes 56,854 shares of Common Stock owned by trusts for the benefit of Mr. Riley's two adult children, for which Mr. Riley and his wife serve as trustees. Mr. Riley disclaims beneficial ownership of these shares. Also includes 173,670 shares of Common Stock held by Mr. Riley's spouse in trust and 40,000 shares of Common Stock deemed issued upon exercise of stock options granted in February 1998.

6. Includes 1,000 shares of Common Stock deemed issued upon exercise of stock options granted in May 1992.

7. Mr. Bassoul, age 43, is the Group President of Middleby Cooking Systems Group. His holdings include 13,325 shares of Common Stock deemed issued upon exercise of stock options.

8.  Represents less than 1% of all common shares outstanding.

9. Mr. Baker, age 42, is the Vice President, Chief Financial Officer and Secretary of the Company. His holdings include 375 shares of Common Stock deemed issued upon exercise of stock options.

10. Mr. Hastings, age 44, resigned as Executive Vice President, Chief Financial Officer, Secretary and Treasurer on October 28, 1999.

11. Information taken from Schedule 13G which states that the information is as of December 31, 1999 and shows sole voting power as to 780,544 shares and sole power of disposition as to 780,544 shares. The Schedule 13G states that all securities reported on the schedule are owned by advisory clients of Dimensional Fund Advisors, Inc., and Dimensional Fund Advisors, Inc. disclaims beneficial ownership of all such securities.

12. Information taken from Schedule 13G filed jointly by Brinson Partners, Inc. and UBS AGT which states that the information is as of December 31, 1999 and shows shared voting power of 509,554 shares and shared power of disposition as to 509,554 shares. The Schedule 13G states that Brinson Partners, Inc. disclaims ownership of all such securities.

13. The 300,000 shares indicated in Notes (2) and (4) above have been included only once in this calculation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to report to its stockholders those directors, officers and owners of more than 10% of any class of the Company's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who fail to timely file reports of beneficial ownership and changes in beneficial ownership, as required by Section 16(a) of the Exchange Act. Upon a review of these reports, one SEC Form 5 report was untimely filed for David P. Riley to report a gift transaction.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Ten directors are to be elected by a plurality of the stockholder votes cast at the Meeting to serve until the 2001 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify. The following persons have been nominated:

                                         PRINCIPAL OCCUPATION(S)                DIRECTOR OF
                                          DURING PAST FIVE YEARS                COMPANY OR
NAME                     AGE          AND OTHER PUBLIC DIRECTORSHIPS         PREDECESSOR SINCE

Robert R. Henry          59    President of Robert R. Henry Co., Inc., a           1996
                               venture capital firm, since 1989. Managing
                               Director of Morgan Stanley & Co., Inc. from
                               1977 to 1989. Advisory Director of Morgan
                               Stanley and a director of Somanetics
                               Corporation, a medical monitor manufacturer.

A. Don Lummus            64    President and Chief Executive Officer of            1984
                               Davenport Industries LLC, manufacturer of
                               machine tool equipment and parts, since
                               January 2000. From 1995 to 2000, Chairman
                               and Chief Executive Officer of Crudgington
                               Machine Tools, a CNC machine tool
                               manufacturer. From 1984 to 1994, Vice
                               Chairman of Sasib Bakery North America, Inc.
                               (formerly Stewart Systems, Inc.),
                               manufacturer of automated bakery equipment.
                               Prior thereto, Chairman, President and Chief
                               Executive Officer of Stewart Systems, Inc.

John R. Miller III       59    President of Equal Opportunity Publications,        1978
                               Inc., publisher of special market trade
                               magazines. Director of First National Bank
                               of Long Island and its holding company, the
                               First of Long Island Corporation.

Philip G. Putnam         59    Executive Vice President, Brean Murray & Co.        1978
                               Inc., investment bankers, since 1996. From
                               1983 to 1996, Executive Vice President of
                               American Asset Management Company,
                               investment advisers.

David P. Riley           53    President and Chief Executive Officer of the        1983
                               Company and its principal subsidiary,
                               Middleby Marshall Inc. ("MM"). Director of
                               Zebra Technologies Corporation, an
                               industrial equipment manufacturer.

                                         PRINCIPAL OCCUPATION(S)                DIRECTOR OF
                                          DURING PAST FIVE YEARS                COMPANY OR
NAME                     AGE          AND OTHER PUBLIC DIRECTORSHIPS         PREDECESSOR SINCE
Sabin C. Streeter        58    Adjunct Professor and Executive-in-Residence        1987
                               at Columbia Business School. Managing
                               Director and Vice President of Donaldson,
                               Lufkin & Jenrette Securities Corp.,
                               investment bankers, 1976 to 1990 and 1993 to
                               1997. Director of Oakwood Homes Corporation.

Joseph G. Tompkins       59    President, Saga Investment Co. Inc., an             1996
                               investment advisor, 1992 to present. From
                               1967 to 1995, Morgan Stanley & Co., Inc.,
                               serving as Advisory Director from 1992 to
                               1995 and Managing Director and Head of Asian
                               Equity Business from 1976 to 1994. Member of
                               Advisory Committee, Center for Japanese
                               Studies, Columbia Business School.

William F. Whitman, Jr.  60    Chairman of the Board of the Company and MM.        1978

Laura B. Whitman (1)     32    Vice President of Christie's, New York.             1996
                               Specialist in Chinese Paintings, Christie's,
                               New York, 1995 to 1997.

Robert L. Yohe           64    Independent Director and Corporate Advisor.         1996
                               Vice Chairman and Director of Olin
                               Corporation, a chemicals manufacturer, 1993
                               to 1994, and from 1985 to 1992, President of
                               Olin Chemicals, a division of Olin
                               Corporation. Director of Airgas, Inc.,
                               Calgon Carbon Corporation, LaRoche
                               Industries, Inc. and Marsulex Inc.

--------------

(1) Ms. Whitman is the daughter of the Chairman of the Company.

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

COMMITTEES; BOARD MEETINGS

The Company has an Audit Committee composed of Messrs. Putnam (Chairman), Streeter and Tompkins, and Ms. Whitman. During the fiscal year ended January 1, 2000, the Audit Committee met twice for the purposes of (i) approving the selection of the Company's independent auditors; (ii) reviewing the arrangements for and scope of the audit; (iii) discussing any matters of concern to the Committee and/or the Board of Directors with regard to the Company's financial statements or other results of the audit; and (iv) reviewing the Company's internal accounting procedures and controls and the activities and recommendations of the Company's independent auditors.

The Company has a Compensation Committee composed of Messrs. Yohe (Chairman), Henry, Lummus and Miller. The Compensation Committee met once during the fiscal year ended January 1, 2000. The function of the Compensation Committee is to review and approve recommendations concerning the compensation of the Chairman of the Board and the President and Chief Executive Officer of the Company. The Company does not have a Nominating Committee.

The Board of Directors of the Company held four meetings during the fiscal year ended January 1, 2000, and each director attended at least 75% of all Board and applicable Committee meetings.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities for the fiscal years ending January 1, 2000 (the "1999 fiscal year"), January 2, 1999 (the "1998 fiscal year") and January 3, 1998 (the "1997 fiscal year"), received by those persons who were, during the 1999 fiscal year, (i) the chief executive officer and (ii) the most highly compensated executive officers of the Company whose total annual salary and bonus in the 1999 fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                       ------------
                                     ANNUAL COMPENSATION                  AWARDS
                                                                       ------------
                                                                        SECURITIES
                                                        OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL       FISCAL    SALARY     BONUS     COMPENSATION     OPTIONS/     COMPENSATION
POSITION                  YEAR      ($)        ($)         ($)(1)       SARS(#)(2)       ($)(3)
David P. Riley            1999    $333,355   $281,435     $42,000         --            $ 8,617
  President and Chief     1998    $325,555   $      0     $42,000        100,000        $ 8,211
  Executive Officer       1997    $306,534   $320,000     $39,000         --            $ 9,288

William F. Whitman, Jr.   1999    $359,815   $281,435     $76,000         --            $11,306
  Chairman of the         1998    $359,815   $      0     $88,000        100,000        $11,314
  Board                   1997    $337,238   $320,000     $64,000         --            $12,383

Selim A. Bassoul          1999    $270,020   $571,725      --             25,000        $ 6,456
  Group President,        1998    $221,605   $211,200      --             --            $ 4,740
  Middleby Cooking        1997    $189,302   $157,500      --              5,000        $ 6,061
  Systems Group

David B. Baker            1999    $ 97,808   $145,500      --              2,500        $ 3,570
  Vice President, Chief   1998    $ 91,461   $      0      --             --            $ 3,412
  Financial Officer and   1997    $ 85,442   $ 26,400      --             --            $ 2,974
  Secretary

John J. Hastings (4)      1999    $135,600   $ 72,638      --             --            $   388
  Executive Vice          1998    $151,882   $      0      --             --            $ 5,009
  President, Chief        1997    $148,405   $139,870      --             --            $ 6,112
  Financial Officer,
  Secretary and
  Treasurer
--------------------------------------------------------------------------------------------------

NOTES:

1. Amounts in 1999, 1998 and 1997 for Mr. Riley and Mr. Whitman represent director's fees for services to the Company and its subsidiaries.

2. Amounts in 1998 to Mr. Riley and Mr. Whitman represent options to purchase shares of the Company's Common Stock awarded under the Company's 1998 Stock Incentive Plan. Amounts in 1999 and 1997 for Mr. Bassoul and 1999 for
    Mr. Baker represent options to purchase shares of the Company's Common Stock awarded under the Company's 1998 Stock Incentive Plan

3. All Other Compensation consists of (a) the Company's Profit Sharing Contributions and (b) insurance premiums paid by the Company on a group term life insurance policy. Individual amounts are as follows (amounts shown are for each of 1999, 1998 and 1997 respectively):

    (a) Mr. Riley, Mr. Whitman, and Mr. Bassoul received Profit Sharing Contributions of $5,784, $4,489 and $5,520, Mr. Baker received Profit Sharing Contributions of $3,333, $3,241, and $2,897, and Mr. Hastings received Profit Sharing Contributions of $0, $4,489, and $5,520.

    (b) Life insurance premiums paid by the Company for Mr. Riley were $2,833, $3,722 and $3,768; for Mr. Whitman $5,522, $6,825, and 6,863, for
       Mr. Bassoul $672, $251, and $541, for Mr. Baker $237, $171, and $77, and
       for Mr. Hastings $388, $520 and $592

4.  Mr. Hastings resigned from the Company on October 28, 1999.

EMPLOYMENT AGREEMENTS

DAVID P. RILEY. The Company and MM entered into an employment agreement with Mr. Riley dated as of January 1, 1988, as restated and amended January 1, 1995 and as amended as of January 1, 1998. The employment agreement, as amended, provides for Mr. Riley to serve as President of the Company and President and Chief Executive Officer of MM (or in such other executive capacities as the Board of Directors of the Company and MM may designate) for a term ending December 31, 2003, and for a specified minimum amount of annual compensation. The agreement further provides that Mr. Riley shall be entitled to one-half of the amounts credited to the Company's executive bonus pool (i.e., 6% of the operating profits of MM, calculated prior to tax, interest, corporate office, and other allocation charges). The agreement contains provisions for termination in the event of death or disability, or for cause, and for the payment of base salary (subject to adjustment) for certain periods following termination of employment in certain events. The agreement provides that after Mr. Riley's termination for any reason, the Company will pay Mr. Riley or his designee retirement benefits in equal monthly installments commencing on the first day of the month following the later to occur of (i) the date of such termination of employment, or (ii) Mr. Riley's 55th birthday (whether or not he is then living). The Company has established, and transferred assets to, a grantor trust for satisfying the retirement benefit obligation under this employment agreement. Each monthly installment of retirement benefits shall be in an amount (subject to consumer price index ("CPI") adjustments) equal to one- twelfth
( 1/12) of certain percentages (ranging from 10% to 50%) of Mr. Riley's total compensation in effect during the last year of his employment with the Company, depending on the date of termination of employment. Retirement benefits will be paid to Mr. Riley for his life, or if he dies before age 75, such benefits, reduced by 50%, will be paid to his spouse until Mr. Riley would have attained age 75.

In addition, MM and the Company may terminate the agreement without cause upon two years notice; further, Mr. Riley may terminate the agreement and continue to receive his base salary (subject to adjustment) for two years (but not beyond December 31, 2003) if the Company and MM relocate their executive offices outside of the Chicago metropolitan area. If Mr. Riley voluntarily terminates his employment for certain reasons, or if the Company terminates the agreement for cause, then Mr. Riley may not compete with the Company or MM for a period of two years following termination of his employment. Moreover, the agreement extends to Mr. Riley rights similar to those extended to Mr. Whitman in the event of a change in control of the Company.

If Mr. Riley remains an employee of the Company until the first to occur of
(i) his 55th birthday, or (ii) his death, the Company will maintain for the continued benefit of Mr. Riley and his spouse after termination of his employment all health and medical plans and programs which the Company maintains for its senior executives and their families.

WILLIAM F. WHITMAN, JR. The Company and MM entered into an employment agreement with Mr. Whitman dated as of March 10, 1978, as amended and restated January 1, 1995 and as amended as of January 1, 1998. The employment agreement, as amended, provides, among other things, for Mr. Whitman to serve as Chairman of the Board of Directors of the Company and Chairman of the Board of MM for a term ending December 31, 2003 and for a specified minimum amount of annual compensation. The agreement provides that Mr. Whitman is to be entitled to a distribution equal to one-half of the amounts credited to the Company's executive bonus pool, along with similar distributions of any other bonus or similar program established by the Company or MM. In addition, the employment agreement provides that Mr. Whitman shall be entitled to certain retirement benefits in the event of Mr. Whitman's termination of employment for any reason, including death or disability, such payments to commence on the first day of the month following the date of such termination of employment. The Company has established, and transferred assets to, a grantor trust for satisfying the retirement benefit obligation under this employment agreement. Each monthly installment of retirement benefits shall be in an amount (subject to CPI adjustments) equal to one- twelfth ( 1/12) of 75% of Mr. Whitman's total compensation in effect during the last year of his employment with the Company. Any such retirement benefits will be reduced, commencing March 1, 2005, by the amount per month which Mr. Whitman is entitled to receive under the Salaried Retirement Plan of the Company which was terminated in 1982. Retirement benefits will be paid to Mr. Whitman for his life, or if he dies before age 75, until he would have attained age 75.

The employment agreement gives both parties the right to terminate in the event of a breach (willful breach, if the Company is terminating) of the obligations of the other party under the agreement, with certain payments to Mr. Whitman in certain events. The agreement may also be terminated by the Company at any time without cause upon 90 days notice, such termination to be effective in two years, but in such event Mr. Whitman would be entitled to salary and bonus for such two-year period. After termination for any reason except breach by the Company or MM, the Company and MM may elect to pay Mr. Whitman his base salary for an additional year, in which event Mr. Whitman may not compete with the Company or MM for such period of time. Moreover, the agreement extends to Mr. Whitman the right to terminate his employment at any time during a two-year period following a change in control of the Company, and upon such termination Mr. Whitman is entitled to receive as severance pay an amount equal to two years of his base salary, all accrued but unpaid salary, all benefits under the executive bonus pool and all retirement benefits under the agreement.

In addition, the Company maintains for the continued benefit of Mr. Whitman and his spouse all health and medical plans and programs which the Company maintains for its senior executives and their families. Mr. Whitman and his spouse are entitled to such health and medical benefits for life.

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

The Company has terminated the supplemental retirement benefit plan (which was originally adopted July 5, 1993) which it maintained for the benefit of senior management employees who retired from the Company or MM. There is one individual with rights remaining under this plan.

The supplemental retirement benefit plan, which is unfunded, provides for an annual retirement benefit equal to 1.25% of base salary for each year of service beginning January 1, 1993, with a twenty year maximum. The maximum annual benefit is 25% of base salary after 20 years of service, beginning January 1, 1993. Retirement age is 65, and participants must be employees of the Company or MM at the time of retirement to obtain this benefit. For the purpose of the plan, base salary is the average salary for the last three years of service prior to retirement. The number of years of service is based on the date of hire or January 1, 1993, whichever is later. Partial years of service are not counted. Plan benefits are not subject to off-set for social security or other non-plan benefits.

The following table indicates examples of annual pension benefits to be paid in an annuity of equal monthly installments upon normal retirement at age 65.

                  ESTIMATED ANNUAL PENSION BENEFITS AT AGE 65

 AVERAGE FINAL THREE    5 YEARS    10 YEARS    15 YEARS    20 YEARS
YEARS OF BASE SALARY    SERVICE     SERVICE     SERVICE     SERVICE
--------------------    -------    --------    --------    --------
100,00$0.......         $ 6,250     $12,500     $18,750     $25,000
150,000.......            9,375      18,750      28,125      37,500
200,000.......           12,500      25,000      37,500      50,000
250,000.......           15,625      31,250      46,875      62,500
300,000.......           18,750      37,500      56,250      75,000

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

In place of the supplemental retirement benefit plan, the Company adopted a supplemental executive retirement plan, effective July 1, 1998, for a select group of management or highly compensated employees, as designated by the committee appointed to administer the plan. The purpose of the plan is to provide supplemental retirement benefits to selected key employees upon termination of employment, disability or death in order to recruit and retain such employees. The committee responsible for administering the plan consists of the Chief Executive Officer, the Chief Financial Officer and the Treasurer or Assistant Treasurer of the Company (the "Committee"). The Committee has sole and absolute discretion to determine the eligibility of individuals for benefits under the plan, as well the timing and amount of awards to plan participants. Each individual award that the Committee grants to a plan participant has a five
(5) year vesting period and is accounted for in separate bookkeeping participant accounts.

Upon retirement, at or after age 60, a plan participant is eligible to receive 100% of those awards in which the participant is vested. In general, participants are not eligible to receive any portion of awards in which they are not vested. Participants who terminate employment with the Company at or after age 60 and with 20 or more years of service are vested in all awards previously granted to them. The Committee also has the discretion to vest all of a participant's awards upon retirement with a lesser number of years of service to the Company. Upon retirement, each of the retiring individual's vested awards are multiplied by the interest rate applicable to each award, as provided in the plan, and these amounts are paid to the individual in fifteen (15) annual payments.

In the event of a participant's death or disability prior to retirement, the participant's beneficiary will be able to receive the participant's vested award balance plus interest payable in fifteen (15) annual payments. At the discretion of the Committee, and upon the beneficiary's request, a participant's beneficiary may receive a reduced lump sum payment, in lieu of the fifteen
(15) annual payments.

If a participant's employment is terminated prior to retirement the individual is entitled to a lump sum payment of all vested awards under the plan without interest.

In certain circumstances, participants may also receive in-service distributions of all or a portion of vested awards (i.e., unforeseeable emergency or complete cash-out from the plan).

In the event that a retired participant who is receiving retirement benefits under the plan engages in competition with the Company, the Committee has the option to cease all annual installment benefits and pay the participant a reduced lump-sum amount in complete satisfaction of all benefits to such participant. The determination of whether competition exists will be made by the Committee in the exercise of its sole and absolute judgment.

PROFIT SHARING PLAN

The Company maintains a tax-qualified Profit Sharing and Savings Plan for those of its employees and the employees of affiliated employers who are not union employees, non-resident aliens or leased employees. Each eligible employee becomes a participant upon employment. This Plan provides for an annual discretionary contribution by the Company and affiliated companies. The contribution is allocated to individual accounts of participants in proportion to their compensation and is integrated with the applicable Social Security taxable wage base. A participant's profit sharing account begins vesting after 3 years of service with the Company and affiliated employers and is fully vested after 7 years of service. A participant whose employment terminates for reasons other than death, total disability or retirement on or after attaining age 65 is entitled only to the vested portion of his account. The Plan also permits participants to contribute to their own accounts on a pre-tax basis by means of compensation reduction elections. The portion of a participant's account that is attributable to compensation reduction contributions is always 100% vested. The Plan also permits the Company and affiliated employers to make discretionary matching contributions under the Savings Plan that are allocated to participants as a uniform percentage of their compensation reduction contributions for the same year. The portion of a participant's account that is attributable to matching contributions is subject to the same vesting rules that apply to that participant's profit sharing account. During the fiscal year ended January 1, 2000, the Company made Profit Sharing Plan contributions of $300,000 and no matching contributions to the Savings Plan. Aggregate contributions to executive officers in such fiscal year totaled an estimated $20,685.

STOCK OPTION GRANTS

The following table sets forth certain information concerning individual grants of stock options made during the fiscal year ended January 1, 2000 to the named executive officers of the Company receiving such grants under the Company's 1998 Stock Incentive Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                         NUMBER OF         PERCENT                                     VALUE AT ASSUMED
                         SECURITIES        OF TOTAL       EXERCISE                     ANNUAL RATES OF
                         UNDERLYING      OPTIONS/SARS        OR                          STOCK PRICE
                        OPTIONS/SARS      GRANTED TO     BASE PRICE                    APPRECIATION FOR
                          GRANTED        EMPLOYEES IN     PER SHARE    EXPIRATION        OPTION TERM
NAME                        (#)          FISCAL YEAR       ($/SH)         DATE       5% ($)      10% ($)
Selim A. Bassoul.....     25,000(1)          35.0%        $ 4.50(2)      2/19/04    $ 10,323    $   22,893
David B. Baker.......      2,500(3)           3.5%        $ 4.50(4)     10/29/04    $  3,100    $    6,875

--------------------------------------------------------------------------------

NOTES:

(1) 1/3 of such options became exercisable after February 19, 2000. An additional 1/3 of such options become exercisable after February 19, 2001 if and when the price of the Company's Common Stock reaches $7.50 and the remaining 1/3 of such options become exercisable after February 19, 2002 if and when the price of the Company's Common Stock reaches $10.00.

(2) The exercise price was based upon the closing price of the Company shares on February 19, 1999.

(3) This option is exercisable each year in 25% increments beginning October 29, 2000 and ending October 29, 2003.

(4) The exercise price was based upon the closing price of the Company shares on October 29, 1999.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following table sets forth certain information concerning the exercise of stock options during the fiscal year ended January 1, 2000 by each of the named executive officers and the fiscal year-end value of unexercised options under the 1998 Stock Incentive Plan and the 1989 Stock Incentive Plan. Options awarded under these plans become exercisable in accordance with the terms of the grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                            NUMBER OF
                                                           SECURITIES       VALUE OF
                                                           UNDERLYING      UNEXERCISED
                                                           UNEXERCISED    IN-THE-MONEY
                                                          OPTIONS/SARS    OPTIONS/SARS
                                                          AT FY-END(#)    AT FY-END($)
                         SHARES ACQUIRED  VALUE REALIZED  EXERCISABLE/    EXERCISABLE/
NAME                     ON EXERCISE (#)       ($)        UNEXERCISABLE   UNEXERCISABLE
David P. Riley                  0              n/a        40,000/60,000       $0/$0
William F. Whitman,
Jr.....................         0              n/a        40,000/60,000       $0/$0
John J. Hastings.......         0              n/a        19,750/1,250    $41,281/$469
Selim A. Bassoul.......         0              n/a        13,325/20,425  $10,303/$19,228
David B. Baker.........         0              n/a          375/2,625      $141/$2,859

STOCK PRICE PERFORMANCE GRAPH

The graph below compares five-year cumulative total return for a stockholder investing $100 in the Company on December 31, 1994 with the Nasdaq Stock Market Index and the Index of Nasdaq Non-Financial Stocks over the same period, assuming reinvestment of dividends. The Company does not believe it is feasible to provide a comparison against a group of peer companies, as there is an insufficient number of other similar publicly traded companies. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                     1994         1995       1996       1997       1998       1999
                                                     ----       --------   --------   --------   --------   --------
The Middleby Corporation...........................    100          224     150.53     184.40      85.56     132.79
The Nasdaq Stock Market Index......................    100       141.33     173.89     213.02     300.36     555.84
Nasdaq Non-Financial Stocks Index..................    100       139.25     169.15     198.07     290.81     573.16

REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS

This Report of the Compensation Committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee reviews and approves recommendations concerning the compensation of the Chairman and the President and Chief Executive Officer of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of executive officers and senior managers of the Company, other than the Chairman and the

President and Chief Executive Officer. The basic strategy of the Compensation Committee is to have a significant portion of executive compensation at risk, where payment of bonuses is tied to performance and creating shareholder value.

William F. Whitman, Jr., Chairman of the Board, and David P. Riley, President and Chief Executive Officer, are employed by the Company pursuant to individual employment agreements. These employment agreements are summarized elsewhere in this Proxy Statement. Mr. Whitman's employment agreement establishes the components of his compensation arrangement as a minimum base salary plus a bonus based upon Company performance as measured by a percentage of defined operating profits. Mr. Riley's employment agreement also provides for a minimum base salary plus a bonus identical to that of Mr. Whitman (i.e., based on Company performance as measured by the same percentage of defined operating profits). The current levels of base salary for Messrs. Whitman and Riley have been determined on the basis of the value contributed by these individuals to the longstanding operations of the Company and MM. The bonus formula for the Chairman and the President and Chief Executive Officer was originally established in 1978 and amended in 1992, and is directly related to the operating profits of the Company. The Compensation Committee believes that such formula emphasizes paying for performance, the achievement of operating profits, where bonuses are tied to generating shareholder value.

The compensation of other executive officers and senior managers of the Company are set at levels to be competitive with amounts paid to executive officers and senior managers with comparable qualifications, experience and responsibilities at other businesses of similar type or with similar market capitalization. Such individuals receive a salary and also participate in an annual Management Incentive Compensation Plan. The Plan provides for payment of bonuses determined as a percentage of such participant's base salary depending on the achievement of certain levels of operating profits, earnings before tax and/or return on investment percentage. Target levels are set annually to be in line with the Company's annual budget, and are presented by the President and Chief Executive Officer to the Board of Directors for review and approval.

The Board of Directors believes that awards under the Company's incentive plans link the financial interests of management with those of the stockholders. Grants during any fiscal year, including the fiscal year ended January 1, 2000, are based on an individual's long-term contribution to the operations of the Company and MM.

                               The Compensation Committee:
                               Robert L. Yohe, Chairman, Robert R. Henry,
                               A. Don Lummus and John R. Miller III

                               Other Directors:
                               William F. Whitman, Jr., David P. Riley, Philip
                               G. Putnam,
                               Sabin C. Streeter, Joseph G. Tompkins and Laura
                               B. Whitman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Robert R. Henry, A. Don Lummus, John R. Miller III and Robert L. Yohe, all of whom are independent directors of the Company and are not officers of the Company. William F. Whitman, Jr., the Chairman of the Board, and David P. Riley, the President and Chief Executive Officer of the Company, participate with the full board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Messrs. Whitman and Riley, however, are subject to the review and approval of the Compensation Committee.

DIRECTORS' COMPENSATION

Each director of the Company receives an annual fee of $12,000, and each director who is not an officer of the Company receives an additional fee of $1,000 for each meeting of the Board of Directors or committee thereof that he or she attends. Each director who serves as a committee chair receives an additional annual fee of $2,000.

DIRECTORS' RETIREMENT PLAN

The Company maintains an unfunded retirement plan for non-employee directors. The plan provides for an annual benefit upon retirement from the Board of Directors at age 70, equal to 100% of the director's last annual retainer, payable on a quarterly basis for a number of years equal to the director's years of service, up to a maximum of 10 years.

 PROPOSAL NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP has audited the books and records of the Company since its inception and the Board of Directors desires to continue the services of this firm for the current fiscal year ending December 30, 2000. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment of the firm of Arthur Andersen LLP to audit the accounts of the Company for the current fiscal year. Representatives of that firm are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP.

                                 MISCELLANEOUS

The Company's 1999 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

COST OF SOLICITATION

All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

PROPOSALS OF SECURITY HOLDERS

Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders under SEC Rule 14a-8 must be made in accordance with the Company's By-Laws, and must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than December 11, 2000.

Notice of stockholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by February 23, 2001.

                                          By order of the Board of Directors.

                                          DAVID B. BAKER
                                          SECRETARY

Dated: April 7, 2000

                            THE MIDDLEBY CORPORATION

         2850 W. GOLF ROAD, SUITE 405, ROLLING MEADOWS, ILLINOIS 60008
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William F. Whitman, Jr., David P. Riley and David B. Baker, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2000 Annual Meeting of Stockholders of THE MIDDLEBY CORPORATION (the "Company") to be held at the Company's facility located at 1400 Toastmaster Drive, Elgin, Illinois at 10:30 a.m. local time, on Thursday, May 11, 2000, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Meeting as follows:

1. ELECTION OF DIRECTORS

  / / FOR all nominees listed below (unless name of nominee is / / WITHHOLD
  crossed out)                                                AUTHORITY

  Robert R. Henry  A. Don Lummus  John R. Miller III   David P. Riley  Sabin
  C. Streeter  Philip G. Putnam
  Joseph G. Tompkins  William F. Whitman, Jr.  Laura B. Whitman  Robert
  L. Yohe

2. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT
  AUDITORS

                                        / / FOR      / / AGAINST      / / ABSTAIN

3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
  MEETING (which the Board of Directors does not know of prior to April 7,
  2000)

                                        / / FOR      / / AGAINST      / / ABSTAIN

    Management recommends your vote FOR all proposals.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS, AND WILL CONFER THE AUTHORITY IN PARAGRAPH 3.

    Receipt is hereby acknowledged of the Notice of the Meeting and Proxy Statement dated April 7, 2000, as well as a copy of the 1999 Annual Report to Stockholders.

                                                                          Dated:
                                                 ------------------------, 2000.

                             ---------------------------------------------------

                             ---------------------------------------------------

                                               (SIGNATURE(S) OF STOCKHOLDER(S))

                                             WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                             ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                             PLEASE GIVE TITLE. EACH JOINT OWNER
                                             IS REQUESTED TO SIGN. IF A
                                             CORPORATION OR PARTNERSHIP, PLEASE
                                             SIGN BY AN AUTHORIZED OFFICER OR
                                             PARTNER. PLEASE SIGN IN THE SAME
                                             MANNER AS YOUR CERTIFICATE(S) IS
                                             (ARE) REGISTERED.

  PLEASE COMPLETE, DATE, SIGN AND RETURN this proxy in the envelope provided.